   As filed with the Securities and Exchange Commission on December 6, 1999

                                                       Total Number of Pages - 4
                                                   Index to Exhibits at Page - 4

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ----------

                               AMENDMENT NO. 1
                                    TO
                                 FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             PREVIEW SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                    77-0485517
(State of incorporation or organization)                    (IRS Employer
                                                            Identification No.)

1601 South DeAnza Boulevard, Suite 100
Cupertino, CA                                               95014
(Address of principal executive offices)                    (Zip Code)

If this form relates to the registration of a class of           If this form relates to the registration of a
securities pursuant to Section 12(b) of the Exchange             class of securities pursuant to Section 12(g) of
Act and is effective pursuant to General Instruction             the Exchange Act and is effective pursuant to
A.(c), check the following box.  [_]                             General Instruction A.(d), check the following
                                                                 box.  [x]

 Securities Act registration statement file number to which this form relates:
                           333-87181 (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered
       -------------------                   ------------------------------

               None                                        None

       Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock $.0002 per Share
                    --------------------------------------------
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, as amended (SEC File No. 333-87181) (the "Form S-1
                                                                 --------
Registration Statement").
----------------------

Item 2.   Exhibits
          --------

               The following exhibits are filed as a part of this Registration
               Statement:

               1.1 Specimen certificate for Registrant's Common Stock -- incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

               2.1 Fourth Amended and Restated Certificate of Incorporation -- incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

               2.2 Form of Fifth Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State and become effective prior to the effectiveness of the Form S-1 Registration Statement -- incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

               2.3 Form of Sixth Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State and become effective upon the effectiveness of the Form S-1 Registration Statement -- incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.

               2.4 Bylaws -- incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement.

               2.5 Form of Amended and Restated Bylaws to be adopted upon the effectiveness of the Form S-1 Registration Statement -- incorporated herein by reference to Exhibit 3.5 to the Form S-1 Registration Statement.

               2.6 (a) Second Amended and Restated Rights Agreement between the Registrant and certain holders of the Registrant's securities dated July 2, 1999 -- incorporated herein by reference to Exhibit 10.8(a) to the Form S-1 Registration Statement.

                    (b) Amendment to Second Amended and Restated Rights Agreement between the Registrant and certain holders of the Registrant's securities dated September 14, 1999 -- incorporated herein by reference to Exhibit 10.8(b) to the Form S-1 Registration Statement.

                    (c) Form of Third Amended and Restated Rights Agreement between the Registrant and certain holders of the Registrant's Securities, expected to be entered into prior to the completion of the Registrant's initial public offering -- incorporated herein by reference to
                    Exhibit 10.8(c) to the Form S-1 Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   December 6, 1999              PREVIEW SYSTEMS, INC.



                                      By:/s/ Vincent Pluvinage
                                         ---------------------------------------
                                           Vincent Pluvinage,
                                           President and Chief Executive Officer

                               INDEX TO EXHIBITS

                                                                                       Sequentially
                                                                                       ------------
   Exhibit No.                             Description                                 Numbered Page
   -----------                             -----------                                 -------------
        1.1        Specimen certificate for Registrant's Common Stock --        Incorporated by reference
                   incorporated herein by reference to Exhibit 4.1 to the
                   Form S-1 Registration Statement.

        2.1        Fourth Amended and Restated Certificate of Incorporation     Incorporated by reference
                   -- incorporated herein by reference to Exhibit 3.1 to the
                   Form S-1 Registration Statement.

        2.2        Form of Fifth Amended and Restated Certificate of            Incorporated by reference
                   Incorporation to be filed with the Delaware Secretary of
                   State and become effective prior to the effectiveness of
                   the Form S-1 Registration Statement -- incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration
                   Statement.

        2.3        Form of Sixth Amended and Restated Certificate of            Incorporated by reference
                   Incorporation to be filed with the Delaware Secretary of
                   State and become effective upon the effectiveness of the
                   Form S-1 Registration Statement -- incorporated herein by
                   reference to Exhibit 3.3 to the Form S-1 Registration
                   Statement.

        2.4        Bylaws -- incorporated herein by reference to Exhibit 3.4    Incorporated by reference
                   to the Form S-1 Registration Statement.

        2.5        Form of Amended and Restated Bylaws to be adopted upon the   Incorporated by reference
                   effectiveness of the Form S-1 Registration Statement --
                   incorporated herein by reference to Exhibit 3.5 to the
                   Form S-1 Registration Statement.

        2.6        (a) Second Amended and Restated Rights Agreement between     Incorporated by reference
                   the Registrant and certain holders of the Registrant's
                   securities dated July 2, 1999 -- incorporated herein by
                   reference to Exhibit 10.8(a) to the Form S-1 Registration
                   Statement.

                   (b) Amendment to Second Amended and Restated Rights          Incorporated by reference
                   Agreement between the Registrant and certain holders of
                   the Registrant's securities dated September 14, 1999 --
                   incorporated herein by reference to Exhibit 10.8(b) to the
                   Form S-1 Registration Statement.

                   (c) Form of Third Amended and Restated Rights Agreement      Incorporated by reference
                   between the Registrant and certain holders of the
                   Registrant's Securities, expected to be entered into
                   prior to the completion of the Registrant's initial public offering -- incorporated herein by reference to
                   Exhibit 10.8(c) to the Form S-1 Registration statement.